Exhibit 10.5

NOTE

$200,000,000	July 16, 2004

     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of Comstock Resources, Inc., a Nevada corporation (the “Lender”), on the Maturity Date (as defined in the Loan Agreement referred to below) the principal amount of Two Hundred Million Dollars ($200,000,000), or such lesser principal amount of Loans (as defined in such Loan Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Loan Agreement, dated as of July 16, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), by and between COMSTOCK RESOURCES, INC., a Nevada corporation (the “Lender”), and BOIS D’ARC ENERGY, LLC, a Nevada limited liability company (“BDA Energy”), BOIS D’ARC PROPERTIES, LP, a Nevada limited partnership (“Properties, LP”) and BOIS D’ARC OFFSHORE, LTD., a Texas limited partnership (“BDA Offshore,” and together with BDA Energy and Properties, LP, the “Borrower”).

     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Loan Agreement. All payments of principal and interest shall be made to the Lender in Dollars in immediately available funds at the Lender’s principal executive office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Loan Agreement.

     This Note is the Note referred to in the Loan Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guarantees and is secured by certain collateral more particularly described in the Security Documents. Upon the occurrence of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Exhibit 10.5

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

BOIS D’ARC ENERGY, LLC

/s/ WAYNE L. LAUFER

Name:	Wayne L. Laufer

Title:	Chief Executive Officer

BOIS D’ARC PROPERTIES, LP

By:	Bois d’Arc Holdings, LLC, its general partner

/s/ WAYNE L. LAUFER

Name:	Wayne L. Laufer

Title:	CEO of Bois d’Arc Energy, LLC, Sole Member

BOIS D’ARC OFFSHORE, LTD.

By:	Bois d’Arc Oil and Gas Company, LLC, its general partner

/s/ WAYNE L. LAUFER

Name:	Wayne L. Laufer

Title:	CEO of Bois d’Arc Energy, LLC, Sole Member

Address for Notices:

600 Travis, Suite 6275 Houston, Texas 77002

Attn:	GARY BLACKIE

Facsimile:	713-228-1759

Email:	gblackie@boisdarcoffshorel.com

Pay to the order of Bank of Montreal, Comstock Resources, Inc.

By	/s/ ROLAND O. BURNS

Roland O. Burns, Senior Vice
President, Chief Financial Officer
and Treasurer